Exhibit 24.3
Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, each of whom is a member of the Board of Directors of Evergy Metro, Inc., a Missouri corporation, constitutes and appoints David A. Campbell, W. Bryan Buckler, and Matthew B. Gummig, and Heather A. Humphrey, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, to execute in the name and on behalf of the undersigned as such director an Annual Report on Form 10-K, and any amendments thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of February, 2026.

/s/ David A. Campbell	/s/ B. Anthony Isaac
David A. Campbell	B. Anthony Isaac

/s/ Paul M. Keglevic	/s/ Mary L. Landrieu
Dean Newton	Mary L. Landrieu

/s/ Sandra A.J. Lawrence	/s/ Ann D. Murtlow
Sandra A.J. Lawrence	Ann D. Murtlow

/s/ Dean A. Newton	/s/ Sandra J. Price
Dean A. Newton	Sandra J. Price

/s/ Jonathan D. Rolph	/s/ James Scarola
Jonathan D. Rolph	James Scarola

/s/ Neal A. Sharma	/s/ C. John Wilder
Neal A. Sharma	C. John Wilder